SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC  20549

                                   __________

                                   FORM 8-A/A
                                (Amendment No. 1)

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                         RESOURCE MORTGAGE CAPITAL, INC.
             (Exact Name of Registrant as Specified in its Charter)


               Virginia                                     52-1549373
                  (State of Incorporation or Organization)       (I.R.S.
Employer Identification Number)

             4880 Cox Road
               Glen Allen, Virginia                              23060
                 (Address of principal executive offices)                  (zip
code)

Registrant's telephone number, including area code:           (804) 967-5800


     If this Form relates to the registration     If this Form relates to the
registration
     of a class of debt securities and is of a class of debt securities and is to
     effective upon filing pursuant to    become effective simultaneously with
the
     General Instruction A(c)(1) please   effectiveness of a concurrent
registration
     check the following box.  ______     statement under the Securities Act of
1933
                                          pursuant to General Instruction
A(c)(2)
                                          please check the following box.
______

Securities to be registered pursuant to Section 12(b) of the Act:

          Title of Each Class                 Name of Each Exchange on Which
          to be so Registered                 Each Class is to be Registered

               None                                     None

Securities to be registered pursuant to Section 12(g) of the Act:

    Series C Cumulative Convertible Preferred Stock, par value $.01 per share
                                (Title of class)

Item 1.        Description of Registrant's Securities to be Registered.

          A full description of the Registrant's Series C Cumulative Convertible Preferred Stock, $.01 par value per share, will be contained in a Rule 424(b) Prospectus Supplement filed hereafter supplementing the Registrant's Registration Statement on Form S-3, No. 33-50705, which became effective on February 2, 1994, which Prospectus Supplement shall be deemed to be incorporated herein by reference.

Item 2.        Exhibits.

I. A.1. Articles of incorporation as amended (incorporated herein by reference to the Company's Registration Statement on Form S-3 (No. 33-53494) dated October 20, 1992).

          A.2. Amendment to Articles of Incorporation (incorporated herein by reference to the Company's Report on Form 8-K dated June 26, 1995).

          A.3. Amendment to Articles of Incorporation (incorporated herein by reference to the Company's Report on Form 8-K dated October 19, 1995).

          A.4. Form of Amendment to Articles of Incorporation establishing Series C Cumulative Convertible Preferred Stock.

          A.5. Form of Amendment to Articles of Incorporation with regard to par value of the Company's Preferred Stock.

          B. Form of Certificate for the Series C Cumulative Convertible Preferred Stock.

          C. Amended Bylaws (incorporated herein by reference to (i) Amendment No. 2 of the Company's Registration Statement on Form S-11 (No. 33-19261) dated February 4, 1988 and (ii) the Company's Annual Report on Form 10-K dated December 31, 1992).

                                    SIGNATURE


      Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                   RESOURCE MORTGAGE CAPITAL, INC.



Date:  October 10, 1996            By:  /s/ STEPHEN BENEDETTI
                                        Stephen Benedetti
                                        Vice President